UNITED SATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K



(X) CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        June 12,  1997
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                   AMERICAN TELECASTING, INC.
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       (Exact Name of Registrant as Specified in Charter)



     Delaware                 0-23008             54-1486988
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(State or Other          (Commission File         (IRS Employer
Jurisdiction of           Number)                  Identification No.)
Incorporation)



5575 Tech Center Drive, Suite 300, Colorado Springs CO              80919
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code        (719) 260-5533
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  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events


        On June 12, 1997, American Telecasting, Inc. issued the following press release:

            NASDAQ STOCK MARKET INFORMS AMERICAN TELECASTING, INC.
                   OF INTENT TO DELIST CLASS A COMMON STOCK

     Colorado Springs, Colorado, June 12, 1997 -- American Telecasting, Inc. ("ATI") (NASDAQ: ATEL) announced today that the staff of The Nasdaq Stock Market, Inc. informed ATI by letter dated June 11, 1997, that Nasdaq has denied ATI's initial request for continued listing on The Nasdaq Stock Market and denied ATI's request for a waiver from certain listing requirements.

     As previously disclosed by ATI, the Company's net tangible worth on December 31, 1996, was negative $12,050,000 and did not satisfy the Nasdaq National Market listing criteria. Pursuant to a request by Nasdaq, the Company submitted a waiver request and compliance plan to Nasdaq on May 14, 1997.

     ATI's securities are scheduled to be delisted on June 18, 1997, but Nasdaq procedures permit the Company to appeal this determination to a review committee of Nasdaq. ATI expects that it will appeal this determination, during which period the Company's Class A common stock will continue to be listed on the Nasdaq National Market. The Company is unable to predict whether any appeal would be successful. If the appeal is unsuccessful, the Class A common stock would be removed from listing on the Nasdaq National Market and it would likely be more difficult to buy or sell the Class A common stock or to obtain timely and accurate quotations to buy or sell. In addition, the delisting process could result in a decline in the trading market for the Class A common stock, which could potentially depress the Company's stock and bond prices, among other consequences.

                                    * * *

     American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States serving approximately 173,600 subscribers in 38 markets. Wireless cable television systems use microwave frequencies licensed by the FCC to provide multiple channel subscription television programming. Along with its commitment to deliver high levels of customer service, American Telecasting, Inc. offers value programming packages by pricing its products lower than its franchise cable and direct broadcast satellite competitors, creating improved value for its customers.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMERICAN TELECASTING, INC.


                              By:  /s/ DAVID K. SENTMAN
                                 ------------------------------
                                 David K. Sentman
                                 Sr. Vice President and
                                 Chief Financial Officer



Date:  June 13, 1997